Exhibit 16.1

May 9, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read the statements made by ServiceSource International, Inc. (copy attached) on which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of ServiceSource International, Inc. dated May 5, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP